ADMINISTRATIVE SERVICES AGREEMENT

THIS AGREEMENT is made effective the 1st day of March, 1999.

BETWEEN:

PACIFIC RODERA VENTURES INC., a body corporate having its head office at 707 - 1030 West Georgia Street, in the City of Vancouver, in the Province of British Columbia,

("Pacrod")

OF THE FIRST PART

AND:

PACIFIC PARAGON INVESTMENT FUND LTD., a body corporate under the laws of British Columbia and having its registered and records office at Suite 707, 1030 West Georgia Street, Vancouver, British Columbia, V6E 2Y3,

("Pacific Paragon")

OF THE SECOND PART

R.1 Whereas Pacrod wishes to retain Pacific Paragon to provide services with respect to the administrative and corporate affairs of Royal;

R.2 Whereas Pacific Paragon has the capabilities and resources available to provide administrative and corporate services to Pacrod and has agreed to provide such services to Pacrod on the terms and subject to the conditions hereinafter set forth.

WITNESS THAT in consideration of the premises and mutual covenants and agreements herein contained, the parties hereto do covenant and agree each with the other as follows:

APPOINTMENT

1. Pacrod hereby retains Pacific Paragon and Pacific Paragon hereby accepts such retainer to provide administrative and corporate services, as defined in item 3 of this Agreement, to Pacrod for a term of twenty four (24) calendar months commencing on the effective date of this Agreement (the "Term"), unless earlier terminated as hereinafter provided, SUBJECT ALWAYS to the direction and supervision of the management of Pacrod. This Agreement shall automatically renew for a further twenty four (24) month term, unless Pacrod or Pacific Paragon shall give to the other party 60 days notice of non-renewal, in which case it shall terminate.

2. Pacific Paragon covenants and agrees to provide the Services in a faithful and diligent manner.

SERVICES

3. Pacific Paragon hereby agrees to provide to Pacrod general office facilities including office, telephone, telecopy, photocopy, reception, internet access, bookkeeping and conference facilities and, in connection therewith, the following services (collectively the "Services"):

(a) General office administration, secretarial and reception services;

(b) Bookkeeping services;

(c) General supervisory and integration services in connection with the administrative affairs of Pacrod's subsidiaries, affiliates and associated companies, if any, in accordance with the direction of Pacrod's management.

REMUNERATION

4. Pacrod hereby agrees to pay to Pacific Paragon, as remuneration for the provision of the Services set forth and outlined in paragraph 3 hereof, a fee in the amount of TWO THOUSAND DOLLARS ($2,000) per month, plus applicable Goods and Services Tax. In addition, Pacrod hereby agrees to pay Pacific Paragon all reasonable out-of-pocket expenses incurred by Pacific Paragon in connection with the provision of the Services.

5. Pacific Paragon shall be responsible for remitting all taxes, including income tax, which are payable by Pacific Paragon in respect of the remuneration received hereunder together with all other applicable deductions in connection with the provision of the Services.

ACCOUNTS

6. Pacific Paragon shall render accounts monthly during the Term for the Services and the disbursements incurred and Pacrod hereby agrees to pay such accounts within three business days of receipt.

GENERAL

7. Pacrod represents and warrants to Pacific Paragon that Pacrod is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the power and capacity to enter into this Agreement and to carry out its terms, and the execution and delivery of this Agreement by Pacrod has been duly and validly authorized by all necessary management action.

8. Either party may terminate this Agreement by giving to the other party, two months written notice of termination; in lieu of such written notice, Pacrod may elect to pay the sum of $4,280 to Pacific Paragon, and, in such event, the Agreement shall be terminated effective on the date of such payment.

9. Any notices to be given by either party to the other shall be well and sufficiently given if telecopied or delivered personally or if sent by double registered mail, postage prepaid, to the parties hereto at the respective addresses set out above, or to such other address or addresses as the parties hereto may notify to the other from time to time in writing. Such notice shall be deemed to have been given at the time of delivery, if telecopied or delivered in person, or forty-eight (48) hours from the date of posting if mailed from Vancouver, British Columbia.

10. This Agreement may not be assigned by either party hereto without the written consent of the other.

11. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors or heirs and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first above written.

THE COPORATE SEAL OF
PACIFIC RODERA VENTURES INC.
was hereto affixed in the presence of:

/s/ "Harry Chew"
Authorized Signatory

/s/ "David J.L. Williams"
Authorized Signatory

THE CORPORATE SEAL OF PACIFIC
PARAGON INVESTMENT FUND LTD.
was hereto affixed in the presence of:

/s/ "Harry Chew"
Authorized Signatory